Exhibit 99.1

  Callaway Golf Company Releases Preliminary Full Year 2006 Results


    CARLSBAD, Calif.--(BUSINESS WIRE)--Jan. 18, 2007--Callaway Golf Company (NYSE:ELY) today announced preliminary results for the year ended December 31, 2006. Based on current information, net sales are expected to be approximately $1.018 billion, with corresponding fully diluted earnings per share ranging from $0.33 to $0.35. This earnings estimate includes after-tax charges of $0.08 for employee equity-based compensation associated with FAS 123R. It also includes after-tax charges of $0.04 associated with the Top-Flite integration, $0.03 for the restructuring initiatives announced in September 2005 and $0.02 for the gross margin improvement initiatives announced in November 2006. Excluding these charges, pro forma fully diluted earnings per share is expected to range from $0.50 to $0.52.

    For the full year 2005, the Company reported net sales of $998 million, fully diluted earnings per share of $0.19, and pro forma fully diluted earnings per share of $0.38. Pro forma results exclude after-tax charges of $0.11 associated with the Top-Flite integration, $0.07 related to the restructuring initiatives, and $0.01 related to employee equity-based compensation.

    Business Update

    "We ended the year with positive momentum on several fronts," commented George Fellows, President and CEO of Callaway Golf. "Annual sales increased 2% with our core Callaway Golf and Odyssey brands increasing 9% compared to last year, the result of great products and an increasing presence in the marketplace. Accordingly, our sales growth translated into U.S. market share gains in woods, balls, and accessories and we were able to maintain our #1 market position in irons and putters. In terms of profitability, we were able to reduce our pro forma operating expenses in 2006 by approximately $35 million, in addition to the $8 million saved in the fourth quarter of 2005, due to the restructuring initiatives we began implementing in September of 2005. We also made some very important additions to our management team in the international, manufacturing, and marketing areas. Overall, we are pleased with the progress we have made in 2006 and believe we have positioned the Company for continued success in 2007. In fact, in what is a clear testament to our investment in R&D, we have recently received several awards from Golf Digest for our 2007 products including 'editor's choice' in five out of eleven categories, including driver, fairway woods, game improvement irons, putters, and balls.

    "Looking forward," continued Mr. Fellows, "the Company is in the process of re-launching the Top-Flite brand this year with a new technology golf ball, the D2, along with several new marketing and promotional programs. We are also continuing to focus on improving gross margins across all our brands and saw improved gross margin trends during the last quarter of 2006. In addition, we are on track to execute our plan announced last quarter to improve gross margins by $50 to $60 million over the next two years. With the momentum of our core brands and these additional initiatives, we are optimistic about 2007."

    Details of Full Year Results

    Sales

    The estimated increase in sales for the year of approximately 2% is attributable to a 9% increase in the Callaway Golf/Odyssey brands, which was offset by a 31% decline in the Top-Flite/Ben Hogan brands.

    Gross Margins

    Gross margins as a percentage of net sales for 2006 are estimated to be approximately 39%. Excluding pre-tax charges of $6 million related to equity-based compensation, the September 2005 restructuring initiatives, the Top-Flite integration, and the recently announced gross margin initiatives, it is estimated that pro forma gross margins for 2006 will be approximately 40%. For the full year 2005, both the reported and pro forma gross margins were 42%.

    Operating Expenses

    The Company estimates that its operating expenses for 2006 will be approximately $361 million compared to $397 million in 2005. Excluding pre-tax charges of $12 million related to equity-based compensation, the September 2005 restructuring initiatives, and Top-Flite integration, pro forma operating expenses are estimated to be approximately $349 million in 2006 compared to $384 million in 2005.

    Conference Call

    The Company will release actual fourth quarter and full year 2006 financial results on February 8, 2007. A conference call and webcast will also take place at that time. During the call, the Company will provide guidance for full year 2007 and additional information on fourth quarter and full year 2006 financial results.

    Disclaimer: Investors should be aware that the Company has not yet finalized its results for the fourth quarter and full year 2006 and that the Company's "preliminary" estimates of net sales, gross margins, operating expenses and earnings contained in this press release reflect management's estimates based upon the information available at the time made. These estimates could differ materially from the Company's actual results if the information on which the estimates were based ultimately proves to be incorrect or incomplete. In addition, statements made in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the Company's prospects for 2007, the amount or timing of the anticipated improvement in gross margins and the 2007 re-launch of the Top-Flite brand, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to, delays, difficulties or increased costs associated with the implementation of the Company's planned gross margin initiatives, delays or difficulties related to the re-launch of the Top-Flite brand, market acceptance of current and future products, adverse market and economic conditions, adverse weather conditions and seasonality, any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand for the Company's products, a decrease in participation levels in golf and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2005, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    Regulation G: The preliminary financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has also provided additional information concerning its preliminary results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude charges associated with employee equity based compensation, charges related to the integration of the Callaway Golf Company and Top-Flite Golf Company operations, charges related to the September 2005 restructuring initiatives as well as charges related to the Company's gross margin initiatives. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company's operations without these charges. The Company has provided reconciling information in the text of this press release.

    Through an unwavering commitment to innovation, Callaway Golf Company creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf(R), Top-Flite(R), Odyssey(R) and Ben Hogan(R) brands. For more information visit www.callawaygolf.com.


    CONTACT: Callaway Golf Company
             Brad Holiday, Patrick Burke, Michele Szynal, 760-931-1771